UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

ELINE ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Wyoming	000-30451	88-0429856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1113, Tower 2, Lippo Centre, 89 Queensway

Admiralty, Hong Kong

(Address of principal executive offices, Zip Code)

+852 3703 6155

(Registrant’s telephone number, including area code)

______________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Independent Registered Public Accounting Firm.

On May 3, 2024, the Securities and Exchange Commission (the “Commission”) entered an order instituting settled administrative and cease-and-desist proceedings against Borgers and its sole audit partner, Benjamin F. Borgers CPA, permanently barring Mr. Borgers and Borgers (collectively, “BF Borgers”) from appearing or practicing before the Commission as an accountant (the “Order”). As a result of the Order, BF Borgers may no longer serve as Eline Entertainment Group, Inc. (the “Company”) independent registered public accounting firm, nor can BF Borgers issue any audit reports included in Commission filings or provide consents with respect to audit reports.

In light of the Order, the Board of Directors of the Company on June 28, 2024, unanimously approved to dismiss BF Borgers as the Company’s independent registered public accounting firm. BF Borgers was dismissed as the Company’s independent registered public accounting firm on June 28, 2024.

BF Borgers’ reports on the financial statements of the Company as of and for the fiscal years ended December 31, 2022 and 2021, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2022 and 2021, and through June 28, 2024 (the date of BF Borgers’ dismissal), there were no disagreements with BF Borgers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to BF Borgers’ satisfaction would have caused it to make reference thereto in connection with its reports on the financial statements for such year. During the fiscal years ended December 31, 2022 and 2021, and through June 28, 2024, there were no events of the type described in Item 304(a)(1)(v) of Regulation S-K.

In the May 3, 2024 “Staff Statement on the Issuer Disclosure and Reporting Obligations in Light of Rule 102(e) Order Against BF Borgers CPA PC,” the Commission advised registrants that they may indicate in their Commission filing that their prior auditor is no longer permitted to appear or practice before the Commission, in lieu of including a letter from BF Borgers stating whether it agrees with our disclosures under Item 304 of Regulation S-K. In light of the Order and the staff statement, we are not requesting BF Borgers to furnish the Company with such letter.

(b)	Engagement of New Independent Registered Public Accounting Firm.

Effective June 28, 2024, the Company engaged Beckles & Co., Inc. (“Beckles & Co.”) as the Company’s new independent registered public accounting firm. The decision to change accountants was approved by the Company’s Board of Directors. The Company does not have an audit committee at this time.

During the two most recent fiscal years ended December 31, 2022 and December 31, 2021 and during the subsequent interim period from January 1, 2023 through June 28, 2024, neither the Company nor anyone on its behalf consulted Beckles & Co. regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Beckles & Co. concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event”, each as defined in Regulation S-K Item 304(a)(1)(iv) and 304(a)(1)(v), respectively.

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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective June 28, 2024, the Company accepted the resignation of Chi Wai (Michael) Woo as the CEO, CFO, President, Treasurer, and as a member of the Company’s Board of Directors. The resignation of Mr. Woo was not due to any disagreement with the Company on any matter relating to its operations, policies or practices. Simultaneously, Mr. Shing Hei Lee was appointed as the CEO, CFO, President, and Treasurer.

Mr. Lee, aged 30, has extensive knowledge in finance, economics and capital markets. From April 2018 to present, Mr. Lee has acted as a representative and equity capital markets associate at Head & Shoulders Securities Limited in Hong Kong, with a primary focus on negotiating and originating IPOs, follow-on equity offering deals and client introduction for brokerage services. Mr. Lee has managed and executed over 50 capital markets deals, including IPO placements, follow-on offering placements, and private equity transactions at Head & Shoulders Securities Limited. Mr. Lee holds a Masters of Arts, with honors, in Economics with Finance obtained from The University of Edinburgh in 2017.

Family Relationships

There is no family relationship between Mr. Lee and any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 28, 2024	ELINE ENTERTAINMENT GROUP, INC.
/s/ Shing Hei Lee
Name: Shing Hei Lee
Chief Executive Officer

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